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Exhibit 10.16.1

ADDENDUM TO LEASE AGREEMENT

        This Addendum is made this 4th day of September, 1996, by and between Pratt Management Company, LLC, a Colorado limited liability company, (hereinafter referred to as "Landlord") and DISPLAYTECH, INC., a Colorado Corporation, (hereinafter referred to as "Tenant").

        WITNESSETH:

        WHEREAS, the parties hereto entered into that certain Lease Agreement (hereinafter referred to as "Lease") dated the 30th day of July, 1996 for property commonly known as:2602 Clover Basin, Suite A, Longmont, CO.

        NOW THEREFORE, in consideration of good and valuable consideration, including the mutual covenants hereinafter set forth, the parties hereto agree to amend the above-described Lease as follows:

        1.     Base Rental — Paragraph 4.1, Base Rental. In fifth line, change "December 1, 1997" to "December 1, 1996". In sixth line, change "September, 1997" to "December 1, 1997".

        3.    Confirmation of Lease Agreement.    Except as amended herein, the Lease shall remain in full force and effect as originally executed.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of this date first written above.

LANDLORD:		TENANT:
PRATT MANAGEMENT CO., LLC		DISPLAYTECH, INC.
By:	/s/ LAWRENCE J. GREEN Lawrence J. Green	By:	/s/ HAVILAND WRIGHT Name and Title

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ADDENDUM TO LEASE AGREEMENT